Exhibit 99.1

        Wild Oats Markets, Inc. Releases Preliminary Third Quarter Sales and Earnings Results, and Announces Change in Primary Distributor

    BOULDER, Colo., Oct. 29 /PRNewswire-FirstCall/ -- Wild Oats Markets, Inc. (Nasdaq: OATS), a leading national natural and organic foods retailer, today released its preliminary third quarter 2003 sales and earnings results. The Company also announced that it has reached a decision with Tree of Life, Inc. that mutual expectations under the Company's primary distribution agreement with Tree of Life were unlikely to be met and that Tree of Life would relinquish the primary distribution role.

    Preliminary net sales for the third quarter of 2003 were $237.0 million, a
3.9 percent increase from $228.1 million in the third quarter of 2002. Comparable store sales were 0.8 percent for the quarter, compared with
5.6 percent in last year's third quarter. Preliminary net loss for the third quarter of 2003 was ($861,000), or ($0.03) per share, compared with net income of $2.2 million, or $0.08 per share, in the third quarter of 2002. Included in these results are approximately $1.5 million, or $0.03 per share, in pre-tax charges related to asset write-offs, restructuring charges and accelerated depreciation for the planned closure or relocation of distribution centers and warehouses.

    The inability of Wild Oats and its primary distributor, Tree of Life, to achieve anticipated supply chain improvements through the distribution arrangement was one of the contributors to the net loss in the quarter. Beginning with the transition to Tree of Life in September of 2002, distribution performance had been improving steadily through the second quarter of 2003. However, despite both parties' efforts to continue to improve performance levels to meet the expectations of the distribution agreement, the performance levels did not meet mutual expectations in the third quarter. To compensate, Wild Oats Markets increased its purchases from secondary and tertiary suppliers and distributors at a higher cost. In addition, operating expenses were higher in the quarter, due to increased support needed to manage these issues. At the beginning of the quarter, in anticipation of continued improvement in performance levels, and to build increased customer traffic into the stores, Wild Oats also invested in promotional activity and marketing programs, which did not produce desired sales results. All of these factors contributed to the bulk of the EPS shortfall in the third quarter.

    Wild Oats Markets and Tree of Life have mutually agreed to terminate their current primary distribution relationship and convert Tree of Life into Wild Oats' secondary distributor. The parties have begun to work on a transition plan under which Wild Oats will exercise a conversion option with its secondary distributor, United Natural Foods (UNFI), to transition its primary distribution business to UNFI at competitive terms. This conversion will be complete within the first quarter of 2004 and Tree of Life has committed to continue to support Wild Oats' stores during the transition to UNFI. While the transition is expected to create some disruption in the stores, the Company believes that it will be minimal because of the past primary and current secondary distribution relationship with UNFI.

    "We are disappointed in our results for the quarter and in the fact that we were unable to achieve the benefits we hoped to achieve in our partnership with Tree of Life. After much effort on the part of both companies, we felt it would be most prudent to unwind the agreement," said Perry D. Odak, President and Chief Executive Officer. "We expect that by the end of the first quarter of next year, we will have transitioned our business to UNFI."

    Several unknown factors, including the duration of the current labor strikes at unionized grocery stores in Southern California and in St. Louis, Missouri, potential additional strikes in other states, as well as the transition to a new primary distributor, may have an impact on earnings in the fourth quarter. Therefore, the Company has withdrawn its previous EPS guidance for 2003 and is unable to provide revised full year EPS guidance at this time. On November 4, 2003, the Company will release full results for the third quarter of 2003 and will host a comprehensive conference call with the investment community.

    Company management will host a brief conference call with financial analysts and investors today, October 29, 2003 at 11:00 a.m. Mountain time (1:00 p.m. Eastern time). Participants calling from the U.S. may call in by dialing (877) 252-5618. International callers should dial (706) 634-1349. Participants should ask for the "Wild Oats conference call" or reference conference ID number 3595456. A simultaneous webcast will be available through a link on the Investor Relations page of the Wild Oats website at www.wildoatsinc.com. A replay will be available two hours after the completion of the conference call through 11:59 p.m. November 5, 2003. To access the replay, please dial (800) 642-1687, domestically, or (706) 645-9291 from outside the U.S., and use the access code 3595456. The conference call will also be archived on the Company's website.


    About Wild Oats

    Wild Oats Markets, Inc. is a nationwide chain of natural and organic foods markets in the U.S. and Canada. The Company currently operates 101 natural foods stores in 25 states and British Columbia, Canada. The Company's markets include: Wild Oats Natural Marketplace, Henry's Marketplace, Sun Harvest and Capers Community Markets. For more information, please visit the Company's website at www.wildoats.com.


    Risk Factors and Uncertainties

    Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include the number, timing and location of stores that the Company plans to open, relocate, sell or close in the future, the amount and timing of expected restructuring and asset impairment charges, expected future comparable store sales, revenues and earnings per share, the success of the Company's marketing and merchandising programs, the ability to resolve distributor issues without significant disruption, and the future financial measures and the prospects for favorable growth and performance.

    The statements made by the Company are based on management's present expectations, and actual results may differ from the results indicated or otherwise implied by such forward-looking statements due to certain risks and uncertainties including, but not limited to, general economic conditions, the impact of competition and labor disputes in certain regions, the ability to obtain necessary inventory, the Company's ability to execute on marketing and merchandising initiatives to drive customer traffic, as well as other risks detailed from time to time in the Company's SEC filings, including the Annual Report on Form 10-K for the fiscal year ended December 28, 2002, as well as quarterly reports on Form 10-Q. These risk factors may not be an all-inclusive enumeration of the business risks faced by Wild Oats. Investors should recognize that the reliability of any projected financial data diminishes the farther in the future the data are projected.

    The statements made by management of the Company and summarized above represent their views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. Wild Oats does not intend to update these statements and undertakes no duty to any person to effect any such update under any circumstances.



SOURCE  Wild Oats Markets, Inc.
    -0-                             10/29/2003
    /CONTACT: Sonja Tuitele, Corporate Communications of Wild Oats Markets, Inc., +1-720-562-4984/
    /Web site:  http://www.wildoatsinc.com /
    /Web site:  http://www.wildoats.com /
    (OATS)

CO:  Wild Oats Markets, Inc.; Tree of Life, Inc.; United Natural Foods (UNFI)
ST:  Colorado
IN:  REA SUP FOD
SU:  ERN CCA